UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     September 23, 2005 (September 23, 2005)

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 7.01.  Regulation FD Disclosure.

On  September  23,  2005,  Brown-Forman   Corporation  issued  a  press  release
announcing that it intends to become the 100 percent owner of its Australian distribution company, effective in February 2006.

This report contains statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, words such as "will" and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections.


Item 9.01.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated September 23, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   September 23, 2005                 By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President and Assistant
                                                 Corporate Secretary




Exhibit Index

99.1  Press Release, dated September 23, 2005, issued by Brown-Forman
      Corporation.

                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN TO BECOME 100% OWNER OF AUSTRALIAN DISTRIBUTOR

LOUISVILLE, KY, September 23, 2005 - Brown-Forman and Pernod Ricard have agreed on an ownership change that will affect Australian spirits distributor, Swift and Moore Pty Limited.

Brown-Forman, a 50% shareholder of Swift & Moore, has announced its intention to continue the exclusive distribution of its portfolio of brands (Jack Daniel's, Southern Comfort, Finlandia Vodka, Gentleman Jack, Jack Daniel's Single Barrel, Woodford Reserve and Tuaca liqueur) in Australia through Swift & Moore. Swift & Moore is expected to become a wholly owned subsidiary of Brown-Forman in February 2006. The changes are expected to result in the eventual elimination of approximately 35 positions in Swift & Moore, which represents less than 20% of the total workforce. These will primarily be in areas directly related to the marketing of Allied Domecq brands and other support roles, with virtually no change to the customer-facing sales force.

Pernod Ricard, which became a joint owner of Swift & Moore following its recent acquisition of Allied Domecq, has decided to withdraw as 50% shareholder of Swift & Moore and to transfer distribution of Ballantines Scotch, Beefeater Gin, Kahlua, Malibu and Tia Maria Liqueurs to its wholly-owned subsidiary, Orlando Wyndham, in February 2006.

The President of Brown-Forman Spirits Asia-Pacific, Stuart Beck, commented, "Swift & Moore has a long history with Brown-Forman brands, and an outstanding sales record in the Australian market. The decision to bring Swift & Moore into the Brown-Forman family is a natural extension of our current relationship and a reflection of our confidence in its ability to represent our brands and our company culture."

Brown-Forman is a diversified producer and marketer of fine quality consumer products including Jack Daniel's, Southern Comfort, Finlandia Vodka, Canadian Mist, Fetzer and Bolla Wines, Korbel California Champagne and Hartmann Luggage.

IMPORTANT NOTE ON FORWARD-LOOKING STATEMENTS:
This news release contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "expect," "believe," "intend," "estimate," "will," "anticipate," and "project," and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections. Here is a non-exclusive list of such risks and uncertainties:

 - changes in general economic conditions, particularly in the United States where we earn the majority of our profits;
 - lower consumer confidence or purchasing associated with the aftermath of hurricane Katrina which occurred in August, 2005.
 - a strengthening U.S. dollar against foreign currencies, especially the British Pound;
 - reduced bar, restaurant, hotel and travel business in wake of other terrorist attacks or threats, such as occurred in September, 2001 in the U.S. and in July, 2005 in London.
 - lower consumer confidence or purchasing associated with rising oil prices;
 - effects from recent published trends suggesting a slight reduction in the growth rate of distilled spirits in the U.S. market;
 - developments in the class action lawsuits filed against Brown-Forman and other spirits, beer and wine manufacturers alleging that our advertising causes illegal consumption of alcohol by those under the legal drinking age, or other attempts to limit alcohol marketing, through either litigation or regulation;
 - a dramatic change in consumer preferences, social trends or cultural trends that results in the reduced consumption of our premium spirits brands;
 - tax increases, whether at the federal or state level;
 - changes in distribution arrangements in major markets;
 - increases in the price of raw materials including grapes, grain, wood, and plastic;
 - continued depressed retail prices and margins in our wine business because of our excess wine inventories, existing grape contract obligations, and a world-wide oversupply of grapes.